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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                        ---------------------------


                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported): November 30, 1998

                               Imation Corp.
           (Exact name of registrant as specified in its charter)
                             -----------------


       DELAWARE                        1-14310              41-1838504
(State or other jurisdiction   (Commission File Number)    (IRS Employer
     of incorporation)                                  Identification Number)


                              1 IMATION PLACE
                          OAKDALE, MINNESOTA 55128
            (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code: (651) 704-4000

                                    None
       (Former name or former address, if changed since last report)



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


Item 2.    Acquisition or Disposition of Assets.

          Imation Corp. ("Imation" or the "Company") announced on August 3, 1998 that it had entered into an agreement with Eastman Kodak Company ("Kodak") for Kodak to acquire Imation's worldwide medical imaging businesses (the "Transaction"). On December 1, 1998, the Company announced that a closing with respect to the Transaction occurred on November 30, 1998 (the "Closing"). In connection with the Closing, Kodak acquired the assets and assumed the liabilities of Imation's medical imaging businesses in North America, Latin America and Asia, including manufacturing facilities in Oregon, Minnesota and California and all the outstanding common shares of Cemax-Icon, Inc., a wholly-owned subsidiary of Imation ("Cemax-Icon"). The closings of the sale of Imation's medical imaging businesses in Europe (the "European Businesses") to Kodak are scheduled to occur on a country-by-country basis as the businesses are integrated into Kodak's accounting and information systems through April 1, 1999 and in any event not later than May 31, 1999. Under the terms of the Asset Purchase Agreement (as defined below), following the Closing, Kodak is entitled to the operating results and cash flows of the European Businesses.

          Under the terms of the Asset Purchase Agreement dated as of July 31, 1998 and amended and restated as of November 30, 1998, between Imation and Kodak (as amended and restated, the "Asset Purchase Agreement"), Kodak paid Imation approximately $371 million in cash, which included approximately $341 million for Imation's medical imaging businesses other than the European Businesses (including reimbursement of Imation for certain payments made by Imation to the former shareholders of Cemax-Icon) and a $30 million prepayment for the European Business in Italy. At the Closing, Kodak also paid Imation $18 million in cash representing a nonrefundable deposit under the Ferrania Supply Agreement (as defined below). Imation is entitled to receive in cash additional proceeds of approximately $143 million upon the closings of the European Businesses. At the Closing, Imation entered into a Distribution Agreement dated as of November 30, 1998 with Kodak under which Imation will act as Kodak's exclusive distributor for the European Businesses during the period from the Closing through the closings of each of the European Businesses.

          The closings of the European Businesses are subject to certain limited closing conditions, including the condition that there be no injunction prohibiting the acquisition of such European Businesses at the time of such acquisition. Antitrust clearance of the Transaction in Europe has been received from the European Union.

          Imation management estimates, on a preliminary basis, that the Company will have an after-tax gain on the Transaction, which is to be recognized in the fourth quarter of 1998, of approximately $65-75 million, net of estimated transaction costs.

          Approximately 1,600 Imation employees worldwide will transfer to Kodak in connection with the completion of the Transaction, including Kodak's acquisition of the European Businesses. Under a transitional services agreement, for a period of up to two years and on a country-by-country basis, Imation will provide Kodak with certain services needed to support the acquired businesses while they are being integrated into Kodak. These services include information technology, logistics, finance, telecommunications, office space, human resources and site services. Kodak will reimburse the Company on a fully burdened cost basis for these services.

          Imation will retain its manufacturing facility in Ferrania, Italy, where the Company will manufacture x-ray and wet laser medical imaging film for Kodak for a minimum of two years under a supply agreement which became effective on November 30, 1998 (the "Ferrania Supply Agreement"). Under the terms of the Asset Purchase Agreement, Kodak is obligated to make a cash payment to Imation of up to $25 million no later than the date the Ferrania Supply Agreement terminates. Under a separate supply agreement, Kodak will supply document imaging products to Imation from its White City, Oregon manufacturing facility for up to five years.

                  The Company intends to use its sale proceeds to pay down outstanding debt and certain lease obligations totaling approximately $360 million at November 30, 1998 and expects to establish a new credit facility by the end of 1998. The Company anticipates it will also utilize a portion of the sale proceeds to repurchase its common stock from time to time in the open market or through private transactions. Imation has authorization for the repurchase of up to 3.5 million shares out of the approximately 39 million shares of its common stock currently outstanding.

          In addition, upon the Closing, the civil litigation between Imation, Kodak and Minnesota Mining & Manufacturing Company ("3M") and their respective subsidiaries relating to the alleged disclosure to Imation and 3M of Kodak trade secrets by Harold Worden, a former employee of Kodak, was dismissed in the United States and Italy.

          Principal products included in the medical imaging businesses are: DryView(TM) laser imaging systems and film, wet laser imaging systems and film, Imation chest system, Trimax(TM) x-ray films, conventional x-ray film processing systems and film, and Cemax-Icon digital picture-archiving and communication systems (PACS) products. In addition to the medical imaging assets, Kodak also acquired Imation's DryViewTM Imagesetting Film business in the graphic arts industry and the document imaging sales and service business in Germany.

          The Asset Purchase Agreement is attached hereto as Exhibit 2.1. The press releases issued by Imation and Kodak on December 1, 1998 with respect to the

Transaction are attached hereto as Exhibits 99.1 and 99.2, respectively, which are incorporated by reference herein.


Item 7.   Financial Statements and Exhibits

          Pro forma unaudited financial statements for the Company giving effect to the Transaction, including pro forma unaudited statements of operations for the year ended December 31, 1997 and for the nine month period ended September 30, 1998 and a pro forma unaudited balance sheet as of September 30, 1998 are attached hereto as Exhibit 3.1, which is incorporated by reference herein.



Exhibit   Description


2.1 Asset Purchase Agreement dated as of July 31, 1998 and amended and restated as of November 30, 1998, between Imation Corp. and Eastman Kodak Company

3.1       Pro Forma Unaudited Financial Statements

99.1      Imation Press Release dated December 1, 1998

99.2      Kodak Press Release dated December 1, 1998


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                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         IMATION CORP.
                                         (Registrant)



Date: December 15, 1998                  By:
                                            --------------------------
                                            Robert L. Edwards
                                            Senior Vice President,
                                            Strategy, Planning, Chief
                                            Financial Officer and Chief
                                            Administrative Officer


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                               EXHIBIT INDEX

Exhibit   Description


2.1 Asset Purchase Agreement dated as of July 31, 1998 and amended and restated as of November 30, 1998, between Imation Corp. and Eastman Kodak Company

3.1       Pro Forma Unaudited Financial Statements

99.1      Imation Press Release dated December 1, 1998

99.2      Kodak Press Release dated December 1, 1998